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                                                                   EXHIBIT 10.08


                        AMENDMENT TO STOCK INCENTIVE PLAN

TO: All CyberGuard Corporation's Employees, Directors, Officers, and Consultants that have stock options under the CyberGuard Corporation's Stock Incentive Plan

The following Amendment to Stock Incentive Plan is effective as of March 20,
1998.

                        AMENDMENT TO STOCK INCENTIVE PLAN

     WHEREAS, the Board of Directors of CyberGuard Corporation (the "Company") is responsible for administering, interpreting, and amending the Company's Stock Incentive Plan (the "Plan");

     WHEREAS, in general, the period for exercisability of options under the Plan is more favorable to retiring employees than those terminated for other reasons;

     WHEREAS, the Board of Directors has determined that it would be in the best interests of the Company to define the term "retirement" for the purposes of the Plan;

     WHEREAS, the Board of Directors also believes that it would be in the best interests of the Company to clarify certain issues under the Plan with respect to the Company's Insider Trading Policy;

     NOW THEREFORE, pursuant to Section 11 of the Plan, the Board of Directors of the Company has approved the following amendments (the "Amendments") to the terms of the Plan, and such Amendments shall become effective March 20, 1998, without the requirement that these Amendments also be approved by the shareholders of the Company.

     1. The following definition of "Retirement" and "Termination upon Retirement" is hereby added to Section 2 of the Plan:

     "RETIREMENT" and "TERMINATION UPON RETIREMENT" shall be deemed to have occurred at anytime when each of the following three events (a, b, and c) has occurred:

          (a) an employee: (i) is terminated without cause, or

                           (ii) resigns his or her position with the Company, or

                           (iii) resigns for reasons of disability;

                                       and

          (b) such termination occurs on or after his or her sixtieth (60th) birthday;

                                       and

          (c) either (i) employee has at least ten (10) years of service with the Company, or

                     (ii) employee has been continuously in the employ of the Company since July 1, 1996.

This provision shall apply only to employees, not consultants or others (that is, consultants or others under no circumstances may be deemed to have "retired" under the Plan).



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     2. New section 5.8, entitled "INSIDER TRADING POLICY", is hereby added to the Plan as follows:

Employee shall not purchase or sell any of the Company's securities without first completing the "Form for Securities Transactions by CyberGuard Corporation Employees" and obtaining approval from the Company's Chief Financial Officer, which requirements are more fully set forth in the Company's Insider Trading and Confidentiality Policy ("Policy"). After termination of Employment, the Employee shall continue to abide by the Policy's prohibition on sales of Company securities without prior approval, until the sooner to occur of:

          (a) the passage of three (3) business days after the issuance of the first press release reporting earnings of the Company; or

          (b) ninety (90) days after termination of Employee's Employment.